Exhibit 10.1

FOURTH AMENDMENT
TO
AAR CORP. STOCK BENEFIT PLAN

WHEREAS, the Company maintains the AAR CORP. Stock Benefit Plan, amended and restated effective October 1, 2001 and further amended effective June 26, 2003, April 11, 2005, and July 12, 2005 (the “Plan”); and

WHEREAS, the Company now desires to further amend the Plan to revise the definition of Retirement;

NOW THEREFORE, the Company hereby amends the first paragraph of Section 2.21 of the Plan as follows, effective as of June 1, 2006:

“2.21  “Retirement” means the voluntary termination by the Key Employee, or a termination by the Company without Cause of a Key Employee, who, at the date of such termination of employment, is at least (i) age sixty-five (65) or (ii) age fifty-five (55) and whose age plus the number of consecutive years of employment with the Company is at least equal to seventy-five (75).  Notwithstanding the preceding sentence, with respect to a grant of an Award made to a Key Employee on or before May 31, 2006, Retirement shall also include the voluntary termination of employment of a Key Employee who is at least fifty-five (55) years of age and whose age, at the date of such termination, plus the number of consecutive years of employment with the Company is at least equal to sixty-two (62).”

IN WITNESS WHEREOF, this Fourth Amendment has been executed on this 23rd day of June, 2006.

AAR CORP.

By:	/s/ Timothy O. Skelly

FIFTH AMENDMENT

TO

AAR CORP. STOCK BENEFIT PLAN

WHEREAS, the Company maintains the AAR CORP. Stock Benefit Plan, amended and restated effective October 1, 2001 and further amended effective June 26, 2003, April 11, 2005, July 12, 2005, and June 1, 2006 (the “Plan”); and

WHEREAS, the Company now desires to further amend the Plan to require that any grants/awards made to the Chairman, President and CEO be recommended by the Compensation Committee and approved by the Board of Directors;

NOW THEREFORE, the Company hereby amends Section 3.2 of the Plan as follows, effective as of January 23, 2007:

“3.2         The Committee shall have plenary authority with respect to Key Employees, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by it, the effect of participation by the Grantee in other plans, and any other terms or conditions of each such Award.  The number of Shares, the Term and other terms and conditions of a particular kind of Award need not be the same even as to Awards made at the same time.  The Committee’s actions in making Awards and fixing their size, Term, and other terms and conditions shall be conclusive on all persons, except in the case of Awards to the Chairman, President and CEO of the Company, where recommendations will be made by the Compensation Committee and approved by the Board of Directors.”

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the 23rd day of January, 2007.

AAR CORP.

By:	/s/ Timothy O. Skelly
Timothy O. Skelly, Vice President